Exhibit 99.1

            The Cheesecake Factory Opens in Corte Madera, California

    Business Editors

    CALABASAS HILLS, Calif.--(BUSINESS WIRE)--Sept. 21, 2004--The Cheesecake Factory Incorporated (Nasdaq:CAKE) announces the opening of its newest Cheesecake Factory(R) restaurant at The Village in Corte Madera on September 20, 2004. The restaurant contains approximately 8,700 square feet and 250 seats.
    The Cheesecake Factory Incorporated operates 83 upscale, casual dining restaurants under The Cheesecake Factory(R) name that offer an extensive menu of more than 200 items with an average check of approximately $16.09. The Company also operates a bakery production facility that produces over 50 varieties of quality cheesecakes and other baked products for the Company's restaurants and for other leading foodservice operators, retailers and distributors. Additionally, the Company operates three upscale casual dining restaurants under the Grand Lux Cafe(R) name in Los Angeles, Chicago and Las Vegas; one self-service, limited menu "express" foodservice operation under The Cheesecake Factory Express(R) mark inside the DisneyQuest(R) family entertainment center in Orlando, Florida; and licenses three bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe(R) name.

    CONTACT: The Cheesecake Factory Incorporated
             Jane Vallaire, 818-871-3000